EXHIBIT 10(d)


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                          FIRST COMMERCIAL BANK, N.A.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                     FOR
                           JOHN I. FLEISCHAUER, JR.
























                         This Instrument Prepared By:

                             Joseph B. Hurst, Jr.

                           Friday, Eldredge & Clark

                        2000 First Commercial Building

                            400 West Capitol Avenue

                      Little Rock, Arkansas 72201 3493

                                (501) 370 1590


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                              TABLE OF CONTENTS

PREAMBLE

ARTICLE I   DEFINITIONS

1.01 Code
1.02 Effective Date
1.03 Employee
1.04 Employer
1.05 ERISA
1.06 Normal Retirement Date
1.07 Plan
1.08 Plan Administrator
1.09 Retirement Committee
1.10 Retirement Plan
1.11 Year of Credited Service


ARTICLE II   RETIREMENT BENEFIT

2.01 Retirement Date
2.02 Retirement Benefit
2.03 Termination Prior to Normal Retirement Date
2.04 Commencement of the Retirement Benefit
2.05 Form of the Retirement Benefit
2.06 Actuarial Adjustment of the Retirement Benefit


ARTICLE III   ADMINISTRATION

3.01 Fiduciaries
3.02 Powers and Responsibilities of the Employer
3.03 Plan Administrator
3.04 Powers and Responsibilities of the Plan Administrator
3.05 Decisions of the Plan Administrator
3.06 Records and Statements
3.07 Payment of Expenses
3.08 Claims Procedure
3.09 Claims Review Procedure
3.10 Unclaimed Benefits
3.11 Indemnification


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ARTICLE IV   FUNDING AND RELATED MATTERS

4.01 Compliance With Applicable Law
4.02 General Unsecured Contractual Obligation


ARTICLE V   AMENDMENT

5.01 Amendment


ARTICLE Vl   MISCELLANEOUS

6.01 Limitation of Rights; Employment Relationship
6.02 Limitation on Assignment
6.03 Representations
6.04 Other Retirement Plans
6.05 Reporting Requirements
6.06 Binding
6.07 Severability
6.08 Governing Law
6.09 Arbitration
6.10 Entire Agreement


EXECUTION PAGE
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                          FIRST COMMERCIAL BANK, N.A.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                     FOR
                           JOHN I. FLEISCHAUER, JR.

    THIS PLAN agreement is entered into this 25th day of February, 1997, by and between FIRST COMMERCIAL BANK, N.A., Little Rock, Arkansas, ("Employer") and JOHN I. FLEISCHAUER, JR. ("Employee").

    W I T N E S S E T H:

    WHEREAS, Employee is employed by the Employer as Chief Executive Officer;
and

    WHEREAS, the Employer values the Employees services highly and desires to retain his services until his retirement date; and

    WHEREAS, the Employee wishes to remain in the employ of the Employer and further wishes to enter into an agreement providing for supplemental non qualified retirement and death benefits to be received in accordance with the provisions and conditions of this plan as set forth hereinafter;

    NOW, THEREFORE, in consideration of the premises and of the covenants herein set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

    The following terms when used herein shall have the following meaning, unless a different meaning is clearly required by the context.

    1.01 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    1.02 "Effective Date" shall mean June 1, 1994.

    1.03 "Employee" shall mean JOHN I. FLEISCHAUER, JR.

    1.04 "Employer" shall mean FIRST COMMERCIAL BANK, N.A. and its successors and assigns.
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    1.05 "ERISA" means the Employee Retirement Income Security Act of 1974, as
         amended from time to time.

    1.06 "Normal Retirement Date" shall mean the date defined in the Retirement Plan as the Employee's Normal Retirement Date.

    1.07 "Plan" shall mean this FIRST COMMERCIAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR JOHN I. FLEISCHAUER, JR. agreement.

    1.08 "Plan Administrator" shall mean the Employer.

    1.09 "Retirement Committee" shall mean the Retirement Committee to the Retirement Plan.

    1.10 "Retirement Plan" shall mean the First Commercial Corporation Retirement Plan or any successor thereto which is a defined benefit pension plan adopted by the Employer and qualified within the meaning of Code Section 401 or its successor.

    1.11 "Year of Credited Service" shall mean a Year of Credited Service as defined in the Retirement Plan.


                                  ARTICLE II

                              RETIREMENT BENEFIT


    2.01 Retirement Date. The Employee may retire, or may be retired, on or after the Normal Retirement Date.

    2.02 Retirement Benefit. The Retirement Benefit payable pursuant to this Plan on or after the Normal Retirement Date shall be an amount determined as follows by subtracting the amount determined in (b) below from the amount determined in (a) below:

        (a) the monthly benefit due the Employee on or after Normal Retirement Date pursuant to the terms of the Retirement Plan, except such amount shall be computed as if the Employee had credited to him twenty five (25) Years of Credited Service.

        (b) the monthly benefit actually provided from the Retirement Plan.

    2.03 Termination Prior to Normal Retirement Date. No benefits shall be provided under this Plan if the Employee terminates employment with the Employer prior to Normal Retirement Date for any reason.

    2.04 Commencement of the Retirement Benefit. The Retirement Benefit shall commence at the same time as the benefit paid pursuant to the Retirement Plan.

    2.05 Form of the Retirement Benefit. The Retirement Committee shall choose the form of payment of the Retirement Benefit from the forms of payment available to the Employee pursuant to the Retirement Plan or in the form of a single lump sum payment.

    2.06 Actuarial Adjustment of the Retirement Benefit. The actuarial adjustments which apply pursuant to the Retirement Plan for early commencement and for optional forms of benefits shall apply to determine the amount of the Retirement Benefit.


                                 ARTICLE III

                               ADMINISTRATION

    3.01 Fiduciaries.

        (a) Any fiduciary shall have only those powers, duties, responsibilities, and obligations which are specifically allocated to them under the Plan. Notwithstanding the foregoing, any person may serve in more than one fiduciary capacity.

        (b) Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of any other named fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action.

    3.02 Powers and Responsibilities of the Employer.

        (a) The Employer shall supply such information as may be requested by the Plan Administrator including information with respect to compensation, service, age, retirement, death, disability or termination of employment of the Employee.

        (b) The Employer shall file or cause to be filed with the appropriate government agency (or agencies) any required reports, summary plan description, and any other pertinent documents.

    3.03 Plan Administrator. The "named fiduciary" (as defined in Section 402 of ERISA) of the Plan is the Employer which is also designated under Section 1.09 as the Plan Administrator.

    3.04 Powers and Responsibilities of the Plan Administrator. The Plan Administrator shall carry out the daily management of the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan. The Plan Administrator shall have such powers and duties, unless otherwise provided herein, as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty:

        (a) to construe and interpret the Plan, decide all questions of eligibility for payment of any benefits hereunder;

        (b) to adopt such rules, such procedures and forms as it deems appropriate;

        (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

        (d) to receive from the Employer and from the Employee such information as shall be necessary for the proper administration of the Plan;

        (e) to delegate to one or more agents or employees of the Employer the right to act in its behalf in all matters connected with the administration of the Plan and to delegate ministerial matters to its agents or employees of the Employer;

        (f) to furnish the Employee a summary explaining the Plan unless exempted under ERISA;

        (g) to furnish the Employee a statement indicating the Employee's accrued benefit under the Plan;

        (h) to maintain all records necessary for verification of information required to be filed with any governmental agency;

        (i) to retain such agents, and employees, including legal counsel (which may be counsel for the Employer), as it deems appropriate for the discharge of its duties hereunder.

    3.05 Decisions of the Plan Administrator. The decisions of the Plan Administrator shall be conclusive and binding upon the Employee and any beneficiary of the Employee. All decisions of the Plan Administrator which involve the exercise of discretion shall be made upon the basis of uniform principles established in this Plan and by the Plan Administrator.

    3.06 Records and Statements. The Plan Administrator shall keep such records as may be required by law, the Plan or as it otherwise deems appropriate for the administration of the Plan. Such records shall be subject to the inspection by the Employer, the Employee, the Employee's surviving spouse and any other beneficiary of the Employee, but only to the extent that they apply to him or her.

    3.07 Payment of Expenses. All expenses incident to the administration of the Plan, including but not limited to, legal, accounting and actuarial fees, shall be paid by the Employer.

    3.08 Claims Procedure. The Plan Administrator shall make all determinations as to the right of any person to any benefit under the Plan. The Employee and any beneficiary of the Employee or their authorized representative may file a request for benefits under the Plan or interpretation of the Plan. Such request shall be deemed filed when made in writing addressed or hand delivered to the Plan Administrator in care of the Employer. Such request shall be on such form and pursuant to such rules as are adopted by the Plan Administrator and shall set forth the basis of such claim. Upon receipt of such claim, the Plan Administrator shall conduct such examinations as may be necessary to determine the validity of the claims and, if appropriate, shall take such steps as may be necessary to facilitate the payment to which the claimant is entitled.

    3.09 Claims Review Procedure. If any claim is denied, the Plan Administrator shall notify the claimant in writing. The notice of the denial of the claim shall state the specific reason for such denial and cite any applicable provisions of the Plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting such additional information shall be stated in the notice to the claimant. The claimant shall be entitled to appeal the decision to the Plan Administrator for a period of sixty (60) days after receipt of the notification of denial. The claimant shall be advised that the failure to perfect and appeal within such sixty (60) day period shall make the Plan Administrator's decision conclusive. The Plan Administrator shall furnish the claimant or his personal representative any Plan information needed to perfect his appeal.

    3.10 Unclaimed Benefits. The Employee and any beneficiary of the Employee shall file with the Plan Administrator from time to time in writing, their home address and each change of home address. Any communication addressed to the Employee or any beneficiary of the Employee at their last home address filed with the Plan Administrator, or if no such address was filed, then at his last home address as shown on the Employer's records, shall be binding on the Employee and any beneficiary of the Employee for all purposes of the Plan. The Plan Administrator shall not be obligated to search for or ascertain the whereabouts of the Employee or any beneficiary of the Employee. If the Plan Administrator furnishes notice to the Employee or any beneficiary of the Employee that he or she is entitled to a distribution and the Employee or any other beneficiary of the Employee fails to claim such distribution or make their whereabouts known to the Plan Administrator, such benefit shall be retained by the Plan until the earliest of (i) the date the Plan is terminated without the establishment of a successor plan, or (ii) the date the Employer is liquidated.

    3.11 Indemnification. The Employer shall indemnify each member of the Retirement Committee, each fiduciary with respect to the Plan and any person acting on behalf of the Retirement Committee or any fiduciary with respect to the Plan, from and against any and all liabilities, costs, damages or expenses occasioned by any act or omission, to the extent required by the Employer's Bylaws, court decision or individual agreement with such person, but not in any event when the same is judicially determined to be due to the willful misconduct or fraud of such person. The Employer may purchase insurance to the extent deemed appropriate in connection with such indemnification.


                                  ARTICLE IV

                          FUNDING AND RELATED MATTERS


    4.01 Compliance With Applicable Law. It is the intent of the Employer to comply with Title I of ERISA. With respect to such Title, this Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and it is not intended that any separate trust or other pool of assets shall exist solely for the payment of benefits.

    4.02 General Unsecured Contractual Obligation. The Employer may purchase certain investment assets, including life insurance policies, to help defray the cost of providing benefits hereunder. However, such assets shall in no event be considered a trust fund and such assets shall be available at all times for any purpose of the Employer. Neither the Employee nor any other person shall have any interest in any funds or in any specific asset or assets of the Employer by reason of the benefits provided hereunder, nor any right to receive any distribution pursuant to this Plan except to the extent expressly provided in this Plan. No consent of the Employee shall be required in connection with any purchase, sale, suspension or termination of any assets of the Employer to be used to defray the cost of providing assets hereunder and such assets shall remain subject at all times to the unrestricted control of the Employer. Such assets shall remain assets of the Employer subject to the rights of all of its creditors. Should the Employer have insufficient assets to satisfy any obligations under this Plan, the Employee, the Employee's surviving spouse or any other beneficiary of the Employee will only have the right of any unsecured general creditor of the Employer under state law.


                                   ARTICLE V

                                   AMENDMENT

    5.01 Amendment. The Board of Directors of the Employer shall have the right to amend this Plan, at any time and from time to time, in whole or in part without the consent of the Employee or any other beneficiary of the Employee. No such amendment shall reduce or eliminate the benefits of the Employee or, in the event of the Employee's death after his Normal Retirement Date, the Employees beneficiary, which have accrued up to the effective date of the amendment.


                                  ARTICLE VI

                                MISCELLANEOUS

    6.01 Limitation of Rights; Employment Relationship. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving the Employee or other person any legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of the Employee be modified or in any way be affected by the Plan.

    6.02 Limitation on Assignment. Benefits under this Plan may not be assigned or alienated by the Employee or any beneficiary of the Employee. The interest in benefits provided pursuant to the Plan of the Employee or any beneficiary of the Employee shall not be subject to their debts or liabilities and shall not be subject to attachment, garnishment or other legal process as a result of any of their debts or liabilities.

    6.03 Representations. The Employer does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result to the Employee from participation in this Plan. The Employee should consult with professional tax advisors to determine the tax consequences of his participation.

    6.04 Other Retirement Plans. Nothing contained herein shall in any way limit the Employee's right to participate in or benefit from any pension or profit sharing or other retirement plan for which he is currently eligible by reason of his employment.

    6.05 Reporting Requirements. In order to comply with the reporting and disclosure requirements of ERISA, the Employer shall file with the Department of Labor a single statement concerning this Plan which shall include the Employer's name, address, identification number, declaration that the Employer maintains the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and the number of such agreements maintained by the Employer.

    6.06 Binding. This Plan shall be binding upon the parties hereto, their heirs, assigns, successors, executors and administrators. In the event the Employer becomes a party to any merger, consolidation or reorganization, this agreement shall remain in full force and effect as an obligation of the Employer or its successors in interest.

    6.07 Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

    6.08 Governing Law. The validity, construction, and effect of this Plan and its enforcement shall be determined by ERISA, by the common law of trusts as developed under ERISA and the laws of Arkansas to the extent not preempted by ERISA.

    6.09 Arbitration. Any controversy or claim arising out of, or relating to, this Plan, or the breach thereof, may be settled by arbitration in the City of Little Rock, Arkansas in accordance with the rules then existing of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

    6.10 Entire Agreement. This Plan agreement as written expresses the entire agreement between the parties with respect to the matters to which it pertains.

    IN WITNESS WHEREOF, the parties hereto have executed this Plan agreement on the date referred to hereinabove.


                                  EMPLOYER:

                                  FIRST COMMERCIAL BANK, N.A.


                                  By: /s/ Barnett Grace
                                     -----------------------------------------

                                  Title: Director, First Commercial Bank, N.A.
                                        --------------------------------------


                                  EMPLOYEE:


                                  By: /s/ John I. Fleischauer, Jr.
                                     -----------------------------------------
                                      John I. Fleischauer, Jr.